Exhibit 1


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           BAXTROM & ASSOCIATES, INC.

Amendment 1

Pursuant  to  the  provisions  of  Nevada  Revised  Statutes,   the  undersigned
corporation adopts the following article of amendment to its articles of incorporation:

FIRST ARTICLE of the Articles of Incorporation as now filed is stricken in its entirety and the following Article I submitted therefore as if it had been a part of the original Articles of Incorporation;

                                   ARTICLE I

The complete name of this Corporation is CemTech Industries Limited.

SECOND: The date of adoption of this amendment by the shareholders of this corporation is: February 1, 2002.

THIRD: The number of shares of the corporation outstanding at the time of adoption of this amendment was 1,000,000 and the number of shares entitled to vote thereon was 1,000,000; the 1,000,000 shares are of the same class.

FOURTH: Then number of outstanding shares voted for this amendment was 800,000 and the number of shares voted against this amendment was zero. The affirmative vote was 80% of the shares eligible to vote. The amendment was approved in the manner prescribed by the Nevada Revised Statutes and the vote was sufficient for approval.

IN WITNESS WHEREOF the undersigned, the president and the Secretary of this Corporation have executed this Amendment to the Articles of Incorporation.

Dated: February 11, 2002


I, hereby certify that I witnessed the            /s/ Theodore K Cantlon
signatures of Theodore K. Cantlon and             ------------------------------
Arno Ballmann this 11th day of February, 2002     Theodore K Cantlon,  President
/s/ Paul S. Mallen
---------------------
Paul S. Mullen - Barrister & Solicitor            /s/ Arno Ballmann
Notary Public in and for the                      ------------------------------
Province of Alberta                               Arno Ballmann, Sec. Tres.